Exhibit 99.1

CONTACT:

Jane F. Casey
Vice President, Investor Relations
(203) 661-1926, ext. 6619

BLYTH, INC. ANNOUNCES DISMISSAL OF SHAREHOLDER CLASS ACTION LAWSUIT

GREENWICH, CT, April 2, 2014: Blyth, Inc. (NYSE: BTH), a direct to consumer company and leading designer and marketer of candles and accessories for the home, as well as health & wellness products sold through the direct selling and direct marketing channels, today announced that the United States District Court for the District of Connecticut granted the defendants’ motion to dismiss the federal securities class action lawsuit that had been pending against Blyth and others.
The class action was initially filed in November 2012 against Blyth, certain of our officers, ViSalus and one of its founders on behalf of a purported class of investors who purchased Blyth common stock between March and November 2012. The District Court dismissed the complaint on March 31, 2014, entering judgment for the defendants. The plaintiffs have the ability to appeal the Court's decision.
Blyth, Inc. may be found on the Internet at www.blyth.com.
This press release contains forward-looking statements. Forward-looking statements are identifiable by words or phrases such as "anticipates," "intends," "expects," "believes" and "will," and similar words and phrases. Forward-looking statements are subject to a number of factors that could cause actual results and/or the timing of events to differ materially from those set forth in this press release. Additional information about the risk factors to which we are exposed and other factors that may adversely affect these forward-looking statements is contained in our reports and filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2013. Investors should not place undue reliance on forward-looking statements as predictions of future results. We undertake no obligation to update or revise any forward-looking statements to reflect developments or information obtained after the date of this press release except as otherwise required by law.

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